                                                                    Exhibit 23.4

                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2003, with respect to the consolidated financial statements of Vestin Group, Inc. and Subsidiaries included in the Registration Statement (Amendment No. 4 to Form S-11 No. 333-105017) and related Prospectus of Vestin Fund III, LLC (formerly named RE Investments III, LLC) for the registration of 12,000,000 of its units.



                                                   /s/ Ernst & Young LLP


Phoenix, Arizona
October 20, 2003